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                                                                    Exhibit 23.2


              Consent of Independent Certified Public Accountants


         We consent to the incorporation by reference of our report dated February 14, 1997 included in this Form 10-KSB on our audit of the financial statements of Super Vision International, Inc. (the "Company") for the year ended December 31, 1996 into the previously filed Registration Statements of the Company (No. 333-23689 and No. 333-32007) on Form S-8.





Coopers & Lybrand L.L.P.


Orlando, Florida
April 10, 1998